UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):        June 29, 2007

EMERGING VISION, INC.

(Exact name of Registrant as specified in its charter)

New York	001-14128	11-3096941
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Quentin Roosevelt Boulevard

Garden City, New York 11530

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:   (516) 390-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Emerging Vision, Inc., through its wholly-owned subsidiary OG Acquisition, Inc. (“OG”), 1725758 Ontario Inc., d/b/a The Optical Group (“TOG”), Corowl Optical Credit Services, Inc. (“COC”), and Grant Osborne, the sole shareholder of TOG and COC, entered into a Business Acquisition Agreement, dated June 29, 2007 (the “Agreement”), pursuant to which OG has agreed, subject to financing and certain other terms and conditions of the Agreement, to acquire all of the outstanding equity interests of TOG and substantially all of the assets of COC for an aggregate purchase price of $3,800,000 CAD (approximately $3,600,000 USD). TOG is based in Ontario, Canada and operates an optical group purchasing business. COC is based in Ontario, Canada and operates a credit reference business within the optical industry. The transaction is expected to close in August 2007.

The foregoing description of the Agreement is qualified in its entirety by reference to the text of the Agreement, which is filed as Exhibit 10.1 to this report and is incorporated herein by reference. A copy of the press release announcing the execution of the Agreement is attached to this report as Exhibit 99.1 and in incorporated herein by report.

Item 9.01	Financial Statements and Exhibits

10.1	Business Acquisition Agreement, dated June 29, 2007, among OG Acquisition, Inc., 1725758 Ontario Inc., d/b/a The Optical Group, Corowl Optical Credit Services, Inc. and Grant Osborne

99.1	Press Release, dated July 3, 2007, issued by Emerging Vision, Inc.

[Signature on following page]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERGING VISION, INC.

By:	/s/ Brian P. Alessi

Name: Brian P. Alessi

Title:	Chief Financial Officer

Date:	July 5, 2007